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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C., 20549




                                 FORM 8-A

                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                                 PAULA FINANCIAL
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in its Charter)

             Delaware                                       95-4640368
   -----------------------------                   -----------------------------
(State of Incorporation or Organization)                  (IRS Employer
                                                        Identification No.)

          Gateway Plaza
  300 North Lake Avenue, Suite 300                               91101
       Pasadena, California
   -----------------------------                   -----------------------------
(Address of principal executive offices)                     (zip code)



Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class                     Name of Each Exchange on
      to be so Registered                     Which Each Class is to be
      -------------------                           Registered
                                                 ----------------

             None                                       N/A

Securities to be registered pursuant to Section 12(g) of the Act:

                                  Common Stock
--------------------------------------------------------------------------------
                                (Title of class)

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                    INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          A description of the Common Stock (the "Common Stock") to be registered hereunder is contained in the section entitled "Description of Capital Stock" in the Prospectus included in the Registrant's Form S-1 Registration Statement, No. 333-33159, as filed on August 8, 1997 with the Securities and Exchange Commission and filed pursuant to Rule 430 of the Securities Act of 1933, as amended. Such description is incorporated herein by reference.

Item 2.   EXHIBITS.

EXHIBIT NO.         DESCRIPTION

2.1(1)              Certificate of Incorporation of Registrant.

2.2(1)              Bylaws of Registrant.

2.3(1)              Certificate of Designation of Series A Preferred Stock of
                    Registrant

2.4                 Specimen Share Certificate for the Common Stock.

----------------------------

(1) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-33159) and incorporated herein by reference.

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        PAULA FINANCIAL

Date:  October 7, 1997                  By:  /s/Bradley K. Serwin
                                           ------------------------------------
                                                       Bradley K. Serwin
                                                   Senior Vice President and
                                                        General Counsel

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